Exhibit 99.2

POWER OF ATTORNEY

The following replaces all previous power of attorneys created and signed by Andrew Berger and all entities controlled by Andrew Berger.

Know all by these presents, that each of the undersigned hereby constitutes and appoints David Polonitza signing singly, the undersigned's true and lawful attorney-in-fact to:

1.            Execute for and on behalf of the undersigned all documents related only to business related to Mastech Holdings, Inc. that involve AB Value  Management LLC and AB Value Partners, L.P., including, but not limited to, all filings with the Securities and Exchange Commission, any stock exchange and any other regulatory, administrative or similar authority, and all memoranda, correspondence, communications or the like, except that such attorney-in-fact shall have no power to execute any document that has the effect of creating a financial commitment or financial obligation of AB Value  Management LLC and AB Value Partners, L.P. or their affiliates.

2.            Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document related only to the business of Mastech Holdings, Inc., complete and execute any amendment or amendments thereto, and timely file such document with the appropriate authority.

3.            Take any other action of any type whatsoever in connection with the foregoing related only to the business of Mastech Holdgins, Inc. which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-infact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted only to the business related to Mastech Holdings, Inc. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with any rules or regulations including federal securities laws.

This Power of Attorney shall remain in full force related to the business of Mastech Holdings, Inc. and effect until December 31, 2014 unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this l7th day of December, 2014.

AB Value Partners, L.P.

By:	AB Value Management LLC General Partner

By:	/s/ Andrew Berger
	Name:	Andrew Berger
	Title:	Managing Member

AB Value Management LLC

By:	/s/ Andrew Berger
	Name:	Andrew Berger
	Title:	Managing Member

/s/ Andrew Berger
Andrew Berger